                              AMENDED AND RESTATED
                            ADMINISTRATION AGREEMENT

                                 BY AND BETWEEN

                             OppenheimerFunds, Inc.

                                       and

                                OFI Tremont Core
                             Diversified Hedge Fund

     AMENDED AND RESTATED  AGREEMENT,  made as of the 2nd day of June,  2004, by
and   between    OppenheimerFunds,    Inc.,   a   Colorado    corporation   (the
"Administrator"),  and OFI Tremont Core Diversified  Hedge Fund, a Massachusetts
business trust (the "Fund").

          RECITAL

     WHEREAS,  the Administrator and the Fund are parties to the  Administration
Agreement  dated  January  2,  2003,   (the   "Agreement")  in  connection  with
administrative services for the Fund; and

     WHEREAS,  the  Administrator  and its  affiliates  are in the  business  of providing services to registered investment companies; and

     WHEREAS,  the Fund wishes to retain the  Administrator  to provide  various services  relating to the  operations of the Fund pursuant to this Agreement and the Administrator wishes to provide such services;

     NOW  THEREFORE,  in  consideration  of  the  terms  and  conditions  herein contained, the parties agree as follows:

1.   Appointment of the Administrator.

     (a)  The  Fund  hereby  retains  the   Administrator  to  provide  and  the
Administrator hereby agrees to provide the following services to the Fund:

     (i) the provision of office space, telephone and utilities;

     (ii) the provision of  administrative  and secretarial,  clerical and other personnel  as may  reasonably  be  required by the Fund in  connection  with its operations and the services required to be provided by the  Administrator  under this Agreement;

     (iii) the general  supervision  of the  entities  which are retained by the
Fund to provide accounting  services,  investor services and custody services to the Fund;

     (iv) the  handling  of  inquiries  from  members  of the  Fund  ("Members")
regarding  the Fund,  including  but not limited to questions  concerning  their investments in the Fund and capital account balances;

     (v) monitoring  relations and  communications  between  members of the Fund
("Members") and the Fund;

     (vi)  assisting in the  drafting  and  updating of the Fund's  registration statement, including its prospectus and statement of additional information;

     (vii) assisting in the maintenance of Member  information,  such as changes of address and employment;

     (viii)  assisting  in the review of investor  applications  for purposes of determining  the  eligibility  of  investors  to  purchase  shares  in the  Fund
("Shares");

     (ix)  reviewing,  approving and assisting in the  preparation of regulatory filings with the Securities and Exchange Commission (the "Commission") and state securities regulators and other Federal and state regulatory authorities;

     (x) preparing reports to and other informational  materials for Members and
assisting   in  the   preparation   of  proxy   statements   and  other   Member
communications;

     (xi)  monitoring the Fund's  compliance  with Federal and state  regulatory requirements (other than those relating to investment compliance);

     (xii)  reviewing  accounting  records  and  financial  reports of the Fund, assisting with the  preparation of the financial  reports of the Fund and acting as  liaison  with  the  Fund's  administrator,  legal  counsel  and  independent auditors;

     (xiii) assisting in the preparation and filing of Fund tax returns;

     (xiv) coordinating and organizing  meetings of the Board of Managers of the
Fund (the  "Board")  and  meetings of Members as may be called by the Board from time to time;

     (xv) preparing materials and reports for use in connection with meetings of the Board;

     (xvi)  maintaining  and preserving  those books and records of the Fund not otherwise  required  to be  maintained  by  the  Administrator,  any  investment subadvisers of the Fund or the Fund's administrator or custodian;

     (xvii) reviewing and arranging for payment of the expenses of the Fund; and

     (xviii) assisting the Fund in conducting periodic repurchases of Shares.

(b)  the  Administrator  is authorized to utilize the services of its affiliates and  their  respective  officers  and  employees  in  providing  any of the services required to be provided by the Administrator under this Agreement.

     2. the Administrator Fee; Reimbursement of Expenses.

(a)  In  consideration  for the provision by the  Administrator  of its services under this  Agreement,  the Fund will pay the  Administrator  a monthly fee computed at the annual rate of 0.15% of the aggregate  value of outstanding shares  determined  as of the last day of each  calendar  month  (the  "the
     Administrator  Fee"),  before any repurchases of shares.  The Administrator
     Fee shall be paid promptly after the end of each month.

(b)  the  Administrator  is  responsible  for  bearing  all costs  and  expenses associated with the provision of its services hereunder. The Fund shall pay all other expenses associated with the conduct of its business.

     3. Liability of the  Administrator.  The Administrator  shall not be liable for any loss  sustained  by reason of good  faith  errors  or  omissions  of the
Administrator  or  any  affiliate  of the  Administrator,  or  their  respective directors,  officers or employees,  in connection with any matters to which this
Agreement relates;  provided,  however,  that nothing in this Agreement shall be deemed to protect the Administrator from willful misfeasance, bad faith or gross negligence  in the  performance  of its  duties,  or reckless  disregard  of its obligations and duties under this Agreement.

     4. Liability of Managers and Members.  The  Administrator  understands  and agrees that the  obligations  of the Fund under this  Agreement  are not binding upon  any  Member  or  person  serving  on the  Board  ("Trustee")  of the  Fund personally,  but bind only the Fund and the Fund's property;  the  Administrator represents  that it has notice of the provisions of the  Declaration of Trust of the Fund disclaiming  Shareholder and Trustee liability for acts and obligations of the Fund.

     5.  Duration.  This  Agreement will take effect on the date first set forth above.  Unless earlier terminated pursuant to paragraph 6 hereof, this Agreement shall  remain  in  effect  for a period  of two (2)  years  from  such  date and thereafter from year to year, so long as such  continuance  shall be approved at least annually by the Board,  including the vote of the majority of the Managers who are not parties to this Agreement or "interested persons," as defined by the
Investment  Company Act of 1940, as amended (the  "Investment  Company Act") and the rules thereunder,  of any such party, cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority of the outstanding voting securities of the Fund" (as defined by the Investment Company
Act),  subject in such case to the  approval  by a vote of the  majority  of the
Managers  who are not parties to this  Agreement  or  "interested  persons"  (as defined in the  Investment  Company  Act and the rules  thereunder)  of any such party,  cast in person at a meeting  called  for the  purpose  of voting on such approval.

     6.  Assignment or Amendment.  Any amendment to this  Agreement  shall be in writing and shall be subject to the approval of the Board, including the vote of a majority of the Managers who are not  "interested  persons," as defined by the
Investment   Company  Act  and  the  rules  thereunder.   This  Agreement  shall
automatically  and immediately  terminate in the event of its  "assignment,"  as defined in the Investment Company Act and the rules thereunder.

     7.  Termination.  This Agreement may be terminated (i) by the Administrator at any time without  penalty upon sixty days' written  notice to the Fund (which notice  may be  waived  by the  Fund);  or (ii) by the Fund at any time  without penalty upon sixty days' written notice to the  Administrator  (which notice may be waived by the Administrator).

     8. Choice of Law. This Agreement shall be governed by the laws of the State of New York  applicable to agreements  made and to be performed  entirely within the  State  of New York  (without  regard  to any  conflicts  of law  principles thereof).  Any  question  of  interpretation  of any term or  provision  of this
Agreement having a counterpart in or otherwise  derived from a term or provision of the  Investment  Company Act shall be resolved by  reference  to such term or provision of the Investment Company Act and to interpretations  thereof, if any, by the United  States courts or, in the absence of any  controlling  decision of any such  court,  by  rules,  regulations  or orders  of the  Commission  issued pursuant  to the  Investment  Company  Act. In  addition,  where the effect of a requirement  of the  Investment  Company Act  reflected in any provision of this
Agreement  is  revised  by rule,  regulation  or order of the  Commission,  such provision shall be deemed to incorporate the effect of such rule,  regulation or order.

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     IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                                    OppenheimerFunds, Inc.

                                    By:
                                        --------------------------------------
                                       Name:   Brian W. Wixted
                                       Title:  Senior   Vice   President &
Treasurer

                                    OFI Tremont Core Diversified Hedge Fund

                                    By:
                                        --------------------------------------
                                       Name:    Dina C. Lee
                                       Title:   Assistant Secretary